                           Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements and related Prospectuses on:

          Form S-3, File No. 33-52496, as amended on February 2, 1995

          Form S-3, File No. 33-59197

          Form S-3, File No. 33-64015

          Form S-8, File No. 33-34833

          Form S-8, File No. 33-53813

          Form S-8, File No. 33-58517

     of our report dated November 19, 1996, except for Note 5 as to which the date is December 17, 1996, with respect to the consolidated financial statements and schedule of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1996.



                                                     /s/ ERNST & YOUNG LLP


     Denver, Colorado
     December 26, 1996